Exhibit 10.14

Beijing QIYI Century Science & Technology Co., Ltd.

(as Lender)

and

GENG Xiaohua

&

GONG Yu

(together as Borrowers)

LOAN AGREEMENT

Loan Agreement

This Loan Agreement (this “Agreement”) is executed by and between the following parties in Beijing, the People’s Republic of China (“China”) on October 25, 2013:

Lender: Beijing QIYI Century Science & Technology Co., Ltd., its registered address is Floor 10 and 11, 2 Haidian North First Street, Haidian District, Beijing, its legal representative is GONG Yu ; and

Borrowers:

GENG Xiaohua , address: *** ID Card No. ***

GONG Yu , address: *** ID Card No. ***

In this Agreement, the Lender and the Borrowers are collectively referred to as “the Parties” and separately referred to as “one Party” or “the other Party”.

Whereas,

1.	The Lender is a wholly foreign owned enterprise legally established and validly existing in China according to the laws of China;

2.	The Borrowers are both citizens of China, and as a shareholder of Shanghai iQIYI Culture Media Co., Ltd. (“iQiyi”), holds 100% of the shares in iQiyi in total, among them, GENG Xiaohua holds 50% of the shares in iQiyi and GONG Yu holds 50% of the shares in iQiyi;

3.	The Lender agrees to lend RMB 10 million (RMB 10,000,000.00) interest-free to the Borrowers. Out of the loan, RMB 5 million (RMB 5,000,000.00) is lent to GENG Xiaohua and RMB 5 million (RMB 5,000,000.00) is lent to GONG Yu.

Therefore, the two Parties reach the following agreement through friendly negotiation to specify their rights and obligations:

1.	Loan

In accordance with the terms and conditions provided in this Agreement, the Lender agrees to lend the Borrowers with an interest-free loan amounting to RMB 10 million (RMB 10,000,000.00); out of the loan, RMB 5 million (RMB 5,000,000.00) is lent to GENG Xiaohua and RMB 5 million (RMB 5,000,000.00) is lent to GONG Yu; the Borrowers agree to accept the aforesaid loan.

2.	Term of the Loan

2.1	The term of the loan under this Agreement shall begin from December 12, 2012 to ten (10) years after the execution of this Agreement (“Term of the Loan”); the Term of the Loan may be extended upon the Lender’s written confirmation; the extended term shall be determined by the Lender.

2.2	During the Term of the Loan or any extended Term of the Loan, in the event that any of the following events occur as to any of the Borrowers, the lender shall be entitled to decide, in the manner of written notice, that the loan hereunder becomes due immediately, and demand such Borrower to repay the loan in the manner provided by the provisions hereof:

(1)	the Borrower resigns from or is dismissed by the Lender or its affiliated company (refers to all the companies which have affiliated relations with the Lender during the term of this Agreement);

(2)	the Borrower dies or loses capacity for civil conduct, or his/her capacity for civil conduct becomes limited;

(3)	the Borrower commits or is involved in any crime;

(4)	any third party claims against the Borrower damages exceeding one hundred thousand (RMB 100,000.00);

(5)	any representation or warranty by the Borrower herein is proven to be untrue or inaccurate in any material aspect at the time when it is made; or the Borrower breaches any obligation hereof;

(6)	to the extent permitted by the laws of China, in the event that the Lender or its designated person may invest in the business of designing, making, handling and publishing advertisements and other businesses conducted by iQiyi, and Qiyi.com, Inc., in accordance with the provisions of the Exclusive Purchase Option Agreement that it entered into with the Borrower on October 25, 2013 (the “Exclusive Purchase Option Agreement”), has issued a written notice to the Borrower to purchase the shares in iQiyi held by the Borrower and has exercised such option.

3.	Repayment of the Loan

3.1	The Parties hereby agree and confirm that the Borrower must and may only repay the loan in the manner as follows: when the loan hereof becomes due, the Borrower (or his/her successors, heirs or assigns) shall at the request of the written notice by the Lender, subject to the provisions of the laws of China, transfer all his/her shares in iQiyi to the Lender and/or its designated persons, and repay the loan hereunder by the proceeds received from the transfer.

3.2	The Borrower may not repay the loan in whole or in part without prior written consent of Party A.

3.3	The Parties agree that the share transfer hereunder shall be deemed completed when the formalities for the change of shareholder with the relevant industry and administrative authorities are completed and the Lender or its designated persons have become the legal holders of the aforementioned target shares.

4.	Interest of the Loan

The Parties hereby agree and acknowledge that unless this Agreement provides otherwise, the loan hereunder shall bear no interest. However, when the loan becomes due and the Borrower transfers his/her shares to the Lender or its designated persons in the manner of repayment provided by this Agreement, if the actual price for share transfer is higher than the principal of the loan to the Borrower because of the requirements of the laws or other reasons, the difference between the transfer price and the principal shall be deemed interest or capital occupation expense, and shall be paid to the Lender together with the principal.

5.	Representations, Warranties and Undertakings of the Borrower

5.1	Each Borrower shall each provide copy of his/her capital contribution certificate as to 50% of the shares in iQiyi to the Lender.

5.2	To secure repayment of the loan, each Borrower agrees to pledge all his/her shares in iQiyi with the Lender, and grant an option to purchase the abovementioned shares to the Lender. Each Borrower agrees to execute the Share Pledge Agreement at the Lender’s request.

5.3	Each Borrower undertakes not to request iQiyi to distribute dividend or profit to him/her, and not to pass any resolution as the shareholder of iQiyi to distribute dividend or profit to shareholders.

5.4	Each Borrower shall maintain iQiyi’s existence and prudentially and validly operate the business and handle the matters of iQiyi, following sound financial and business standards and practices. Upon the Lender’s request, each Borrower shall provide the Lender with all the materials relating to operation and financial condition of iQiyi. Each Borrower shall operate all businesses of iQiyi in the normal course of business to maintain the value of iQiyi’s assets.

5.5	To keep his/her title of the shares in iQiyi, he/she shall execute all the necessary or appropriate documents, take all the necessary or appropriate actions, make all the necessary or appropriate accusations, and raise all necessary or appropriate defenses against all claims; each Borrower shall immediately notify the Lender of any litigation, arbitration or administrative procedure that has occurred or may occur with respect to iQiyi.

5.6	Each Borrower shall strictly comply with the provisions hereof and duly perform his/her obligations hereunder, and shall not conduct any act or omission that may affect the validity and enforceability of this Agreement.

6.	Taxes and Expenses

Unless this Agreement provides otherwise, the Parties shall respectively pay their respective taxes and expenses regarding this Agreement pursuant to relevant laws and regulations. All the other taxes and reasonable expenses relating to the loan shall be borne by the Lender.

7.	Effectiveness and Termination of this Agreement

7.1	The Parties agree and confirm that this Agreement shall become effective from December 12, 2012.

7.2	The Parties agree and confirm that this Agreement shall terminate when the Parties fully perform their respective obligations hereunder. The Parties agree and confirm that the Borrowers’ obligations hereunder shall only be deemed fully performed when all of the following conditions are met:

(1)	the Borrowers have transferred all their shares in iQiyi to the Lender and/or its designated persons; and

(2)	the Borrowers have repaid all the proceeds received from the transfer hereunder or the proceeds specified in the Exclusive Purchase Option Agreement to the Lender, and the Lender shall repay the proceeds to Qiyi.com, Inc. under the premise that the laws and regulations of China are complied with and all the necessary approvals are obtained.

7.3	Unless (1) the Lender commits gross negligence, fraud or other serious illegal acts; or (2) the Lender is terminated for bankruptcy, dissolution or order to close, the Borrowers shall not unilaterally revoke or terminate this Agreement in any circumstance.

8.	Breaching Liabilities

8.1	In the event that either Party (“Breaching Party”) breaches any provision hereof, and thus causes any damage to the other Party (“Non-breaching Party”), the Non-breaching Party may send a written notice to the Breaching Party, requesting the Breaching Party to immediately correct and remedy its breach. If the Breaching Party fails to take measures satisfactory to the Non-breaching Party to remedy and correct its breach within fifteen (15) days after the Non-breaching Party receives the abovementioned written notice, the Non-breaching Party may immediately take other remedial measures according to the provision hereof or through legal means.

8.2	In the event that the Borrowers fail to repay the loan to the Lender according hereto, the Borrowers shall pay to the Lender the liquidated damages for late payment at the daily rate of 0.02% over the outstanding amount (counted from the date requested by the Lender for repayment of the loan), and shall compensate the Lender for any direct economic loss caused by the Borrowers’ breach (including but not limited to the market value of the shares held by the Borrower in iQiyi which is not transferred, or the outstanding loan amount, whichever is higher).

9.	Confidentiality

9.1 The Parties acknowledge and confirm that any oral or written information communicated with each other regarding this Agreement is confidential information. The Parties shall keep such information confidential, and may not disclose such information to any third party without written consent by the other Party, except:

(1)	Any information that has been known or will be known to the public (not through any disclosure by the receiving Party to the public without the other Party’s consent);

(2)	Any information disclosed according to the requirements of applicable laws and stock exchange rules; or

(3)	In case that any information is disclosed to either Party’s legal or financial consultant with respect to the transaction contemplated hereunder, such legal or financial consultant is obliged to perform similar obligations of confidentiality to those specified herein. Any disclosure by any employee of or institution engaged by either Party shall be deemed disclosure by such Party, and such Party shall be liable for breach of contract according to this Agreement. This Article 9 shall survive the invalidity, rescission, termination or unenforceability of this Agreement for whatever reasons.

10.	Notice

Any notice or other communication sent by either Party hereunder shall be made in writing, and sent by personal delivery, letter or fax to the following address of the other Party or to other addresses designated by the other Party by notice from time to time. The notice shall be deemed serviced (a) in case of personal delivery, when it is delivered; (b) in case of letter, on the seventh (7th) day after it is mailed by the airmail with postage paid, or on the fourth (4th) day after it is posted with the express delivery recognized internationally; and (c) in case of fax, at the time shown on the transmission confirmation of relevant documents.

the Lender: Beijing QIYI Century Science & Technology Co., Ltd.

Address: 10th and 11th Floor, No. 2 Haidian North First Street, Haidian District, Beijing

Postal code: 100080

Tel:

Fax:

the Borrowers:

GENG Xiaohua

Address: ***

Postal code:

Tel:

Fax:

GONG Yu

Address: ***

Postal code:

Tel:

Fax:

11.	Applicable Law and Dispute Resolution

11.1.	The execution, validity, performance and interpretation of and the dispute resolution regarding this Agreement shall be governed by the laws of China.

11.2.	Any dispute arising from performance hereof or relating to this Agreement shall be resolved by the Parties through friendly negotiation.

11.3.	If no dispute resolution agreement is reached within thirty (30) days after one Party brings up the request to resolve the dispute(s) through negotiation, either Party may submit the relevant dispute(s) to Beijing Arbitration Commission for arbitration in Beijing, pursuant to the arbitral rules then effective. The arbitration award shall be final and shall have binding force upon all the parties. When any dispute occurs or any dispute is under arbitration proceeding, except for the part submitted to arbitration, the Parties may still exercise other rights hereunder and shall still perform other obligations hereunder.

12.	Miscellaneous

12.1	The Parties agree and confirm that the Lender’s “written consent” mentioned in this Agreement means that the matter is subject to the approval of the Lender’s board of directors. If such matter is only approved by the Borrowers, the approval shall not constitute the Lender’s “written consent” hereunder.

12.2	The headings herein are for convenience only, and may not be used to interpret, explain or affect in other aspects the meaning of any provisions hereof.

12.3	The Parties confirm that this Agreement once effective shall constitute the entire agreement and consensus between them with respect to the subject matters hereof, and shall replace all the oral and/or written agreements and consensuses reached by the Parties with respect to the subject matters hereof.

12.4	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs or permitted assigns, and be executed only for the benefit of the above persons. The Borrowers may not assign, pledge or otherwise transfer in other manners any right, interest or obligation hereunder to others without prior written consent of the Lender.

12.5	the Borrowers hereby agree that (i) if any Borrower dies, the Borrowers agree to immediately assign the rights and obligations hereunder to the entity designated by the Lender; (ii) the Lender may assign its rights and obligations hereunder to any third party when necessary. The Lender only needs to send a written notice to the Borrowers when the such assignment occurs, and is not required to obtain the Borrowers’ consent on such assignment.

12.6	Either Party’s failure to exercise promptly any right hereunder shall not be deemed waiver of such right, nor shall it affect the Party’s future exercise thereof.

12.7	If any provision hereof is decided by any competent court or arbitral institution as invalid, void or unenforceable, it shall not affect or impair the validity or enforceability of other provisions hereof. The Parties shall stop performance of such invalid, void or unenforceable provision, and shall amend it so that the original intention will be achieved as much as possible and the provision becomes valid and effective only to the extent of relevant fact and circumstance.

12.8	The Parties shall negotiate to decide any matter not covered herein. The Parties shall amend or supplement this Agreement through written agreements. The written amendments and supplemental agreements duly signed by the Parties are an integral part hereof, and have same legal force as this Agreement.

12.9	This Agreement is made in six (6) counterparts, and each Party holds two (2). All counterparts have equal legal force.

In witness whereof, this Agreement is entered into by the Parties or their legal representatives or authorized representatives on the date first written above.

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[Signature page for the Loan Agreement]

Lender: Beijing QIYI Century Science & Technology Co., Ltd.(seal)

[Company seal is affixed]

Signature:    /s/ GONG Yu

Legal Representative / Authorized Representative: GONG Yu

Position:

Borrowers:

GENG Xiaohua

Signature:     /s/ GENG Xiaohua

GONG Yu

Signature:     /s/ GONG Yu